EXHIBIT 9

                     OPINION & CONSENT OF JOSEPH P. DECRESCE

To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectuses contained in Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (File No. 033-87376) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuities, Big Edge Choice, Phoenix Edge-VA and Phoenix Spectrum Edge, which are the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.


Very truly yours,


/s/ Joseph P. DeCresce
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Joseph P. DeCresce
Counsel
PHL Variable Insurance Company



Dated: October 8, 2004